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                                                                   EXHIBIT 99(a)

                                                           FOR IMMEDIATE RELEASE

The Scotts Company                                         NEWS

               THE SCOTTS COMPANY ANNOUNCES PROPOSED DEBT OFFERING

MARYSVILLE, Ohio (January 25, 2002) - The Scotts Company (NYSE: SMG), the global leader in the consumer lawn and garden industry, announced today that it plans a private offering of $70 million aggregate principal amount of its senior subordinated notes due 2009.

         If the offering is completed, the Company plans to apply the proceeds initially to repay indebtedness under its U.S. revolving credit agreement.

         "The current corporate bond environment offers Scotts a great opportunity to improve our capital structure and maximize our borrowing capacity and flexibility," said Patrick Norton, executive vice president and chief financial officer.

         The Company is offering the notes in reliance on an exemption from registration for offers and sales of securities that do not involve a public offering. The offering and sale of the notes have not been registered under the Securities Act of 1933, as amended, and the notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         For more information on The Scotts Company please visit our web site at www.scottscompany.com.

ABOUT SCOTTS

The Scotts Company is the world's leading supplier of consumer products for lawn and garden care, with a full range of products for professional horticulture as well. The company owns the industry's most recognized brands. In the U.S., the company's Scotts(R), Miracle-Gro(R) and Ortho(R) brands are market leading in their categories, as is the consumer Roundup(R) brand which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.K., Scotts' brands include Weedol(R) and Pathclear(R), the top-selling consumer herbicides; Evergreen(R), the leading lawn fertilizer line; the Levington(R) line of lawn and garden products; and Miracle-Gro(R).

Statement under the Private Securities Litigation Act of 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the company, the plans and objectives of the company's management, and the company's assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward looking information in this release, due to a variety of factors, including, but not limited to:


         - Adverse weather conditions could adversely affect the Company's sales and financial results;


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        -         The Company's historical seasonality could impair the
                  Company's ability to pay obligations as they come due and operating expenses;
        - The Company's substantial indebtedness could adversely affect the Company's financial health;
        - Public perceptions regarding the safety of the Company's products could adversely affect the Company;
        - The loss of one or more of the Company's top customers could adversely affect the Company's financial results because of the concentration of the Company's sales to a small number of retail customers;
        - The expiration of certain patents could substantially increase the Company's competition in the United States;
        - Compliance with environmental and other public health regulations could increase the Company's cost of doing business; and
        - The Company's significant international operations make the Company more susceptible to fluctuations in currency exchange rates and to the costs of international regulation.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward looking information contained in this release is readily available in the company's publicly filed quarterly, annual, and other reports.

Contact:
Rebecca J. Bruening                         Jim King
Vice President, Corporate Treasurer         Director, Investor
937-578-5607                                Relations/Corporate Communications
                                            937-578-5622





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